EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

Synutra Announces Appointment of Interim CFO

Qingdao, China and Rockville, Md. – August 29, 2011 – Synutra International, Inc. (NASDAQ: SYUT), a leading infant formula company in China and a producer, marketer and seller of nutritional products for infants, children and adults, today announced Donghao Yang has resigned from his position as Chief Financial Officer (“CFO”) to pursue another professional opportunity, effective immediately.  Weiguo Zhang, the Company’s President and Chief Operating Officer since 2005, will serve as interim CFO as the Company conducts its search for potential CFO candidates.

Mr. Yang has indicated that he has no disagreements with management and will continue to serve the Company as a member of the Board of Directors (“the Board”).  The Board has elected Mr. Yang as a member, effective immediately, and he is expected to serve on the Audit Committee of the Board.

“On behalf of management, I would like to thank Mr. Yang for his dedication, expertise and integrity as our Chief Financial Officer,” said Mr. Liang Zhang, Chairman and CEO of Synutra, “We are pleased to continue working with him as a fellow member of the Board and believe his proven financial expertise and deep knowledge of the Company will make him a valuable asset to our Board.”

Mr. Yang commented, “I greatly value the opportunity I have had to work with Synutra’s management and I am confident in the management team’s abilities to continue driving Synutra’s future growth.  I look forward to continuing to contribute to that growth as a member of the Board.”

About Synutra International, Inc.
Synutra International, Inc. (Nasdaq: SYUT) is a leading infant formula company in China. It principally produces, markets and sells its products under the "Shengyuan" or "Synutra" name, together with other complementary brands. It focuses on selling premium infant formula products, which are supplemented by more affordable infant formulas targeting the mass market as well as other nutritional products and ingredients. It sells its products through an extensive nationwide sales and distribution network covering 30 provinces and provincial-level municipalities in China. As of June 30, 2011, this network comprised over 630 independent distributors and over 1,000 independent sub-distributors who sell Synutra products in over 69,000 retail outlets.

Forward-looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, assumptions, estimates and projections about Synutra International, Inc. and its industry. All statements other than statements of historical fact in this release are forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as "anticipate," "believe," "continue," "estimate," "expect," "intend," "is/are likely to," "may," "plan," "should," "will," "aim," "potential," "continue," or other similar expressions. The forward-looking statements included in this press release relate to, among others, Synutra's goals and strategies; its future business development, financial condition and results of operations; the expected growth of the nutritional products and infant formula markets in China; market acceptance of Synutra’s products; the safety and quality of Synutra’s products; Synutra's expectations regarding demand for its products; Synutra's ability to stay abreast of market trends and technological advances; competition in the infant formula industry in China; PRC governmental policies and regulations relating to the nutritional products and infant formula industries, and general economic and business conditions in China. These forward-looking statements involve various risks and uncertainties. Although Synutra believes that the expectations expressed in these forward-looking statements are reasonable, these expectations may turn out to be incorrect. Synutra's actual results could be materially different from the expectations. Important risks and factors that could cause actual results to be materially different from expectations are generally set forth in Synutra's filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release. Synutra International, Inc. undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

FOR FURTHER INFORMATION:
Synutra International, Inc.
Investor Relations Department
ir@synutra.com or 301-840-3881